Exhibit 10.2
FIFTH AMENDMENT TO THE
QUANEX CORPORATION HOURLY BARGAINING UNIT EMPLOYEE SAVINGS PLAN
THIS AGREEMENT by Quanex Corporation, a Delaware corporation (the “Sponsor”),
W I T N E S S E T H:
WHEREAS, the Sponsor maintains the Quanex Corporation Hourly Bargaining Unit Employee Savings Plan, as amended and restated effective January 1, 1998 (the “Plan”);
WHEREAS, pursuant to Section 12.01 of the Plan, the Sponsor has the right to amend the Plan; and
WHEREAS, the Sponsor has determined to amend the Plan;
NOW, THEREFORE, the Sponsor agrees that, effective July 3, 2006, the Plan is amended as set forth below:
1. Section 1.24 of the Plan, the definition for “Entry Date,” shall be deleted in its entirety and the Sections in Article I shall be renumbered accordingly.
2. Section 2.01 of the Plan shall be completely amended and restated to provide as follows:
2.01 Eligibility Requirements. Each Eligible Employee shall be eligible to participate in the Plan beginning on the first day he performs one Hour of Service.
3. Section 2.02 of the Plan shall be deleted in its entirety and the Sections in Article II shall be renumbered accordingly.
4. Section 2.03 of the Plan, renumbered as Section 2.02 in accordance with paragraph 3 above, shall be amended to provide as follows:
2.02 Eligibility Upon Reemployment. If an Employee incurs a Separation From Service, he shall be eligible to recommence participation in the Plan beginning on the first day he performs one Hour of Service following his Separation From Service. Subject to Section 2.03, once an Employee becomes a Participant, his eligibility to participate in the Plan shall continue until he Severs Service.
5. Section 6.02 shall be completely amended and restated to provide as follows:
6.02 In-Service Distribution of After-Tax Contributions, Matching Contributions and Supplemental Contributions. Each Participant shall be entitled to withdraw a portion or all of his After-Tax Contribution Account and his Nonforfeitable Interest in his Matching Contribution Account and his Supplemental Contribution Account. However, the minimum amount of the distribution permitted under this Section shall be the lesser of $1,000.00 or the total amount which could otherwise be distributed under this Section. Also, a Participant may make a withdrawal of a portion of his Nonforfeitable Interest in his Matching Contribution Account and his Supplemental Contribution Account only if the Participant has been a Participant in this Plan for five or more years or the amounts withdrawn from the Matching Contribution Account and his Supplement Contribution Account have been credited to his Account for a minimum of two years. A Participant may not make another distribution request under this Section for a period of 12 months after receiving a distribution pursuant to this Section
6. Section 5.09 shall be completely amended and restated to provide as follows:
5.09 Designation of Beneficiary. Each Participant and former Participant has the right to designate and to revoke the designation of his Beneficiary or Beneficiaries. Each designation or revocation must be evidenced in the form required by the Committee, signed by the Participant or former Participant and filed with the Committee or its designee. If no designation is on file at the time of a Participant’s or former Participant’s death or if the Committee determines that the designation is ineffective, the designated Beneficiary shall be the Participant’s or former Participant’s Spouse, if living, or if not, the executor, administrator or other personal representative of the Participant’s or former Participant’s estate. If a Participant or former Participant is considered to be married under local law, his designation of any Beneficiary, other than his Spouse, shall not be valid unless the Spouse acknowledges in writing or such form as required by the Committee that the Spouse understands the effect of the Participant’s or former Participant’s beneficiary designation and consents to it. The consent must be to a specific Beneficiary. The acknowledgement and consent must be filed with the Committee or its designee, signed by the Spouse and at least two witnesses, one of whom must be a member of the Committee or a notary public. However, if the Spouse cannot be located or there exist other circumstances as described in sections 401(a)(11) and 417(a)(2) of the Code, the requirement of the Participant’s or former Participant’s Spouse’s acknowledgement and consent may be waived. If a Beneficiary other than the Participant’s or former Participant’s Spouse is named, the designation shall become invalid if the Participant or former Participant is later determined to be married under local law, the Participant’s or former Participant’s missing Spouse is located or the circumstances which resulted in the waiver of the requirement of obtaining the consent of his Spouse no longer exist.
7. Sections 5.12 and 5.13 shall be completely amended and restated to provide as follows:
     5.12 Claims Review Procedures; Claims Appeal Procedures.
(a) Claims Review Procedures. When a benefit is due, the Claimant should submit a claim in accordance with procedures prescribed by the

Committee. Under normal circumstances, the Committee will make a final decision as to a claim within 90 days after receipt of the claim. If the Claimant is notified n writing during the initial 90-day period, the period may be extended up to 180 days after the initial receipt of the claim. The written notice must indicate the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Claimant must be notified in writing, and the written notice must set forth in a manner calculated to be understood by the Claimant:
     i. the specific reason or reasons for denial;
     ii. specific reference to the Plan provisions on which the denial is based;
     iii. a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and
     iv. an explanation of the Plan claims review procedures and time limits, including a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA.
If a decision is not given to the Claimant within the claims review period, the claim is treated as if it were denied on the last day of the claims review period.
(b) Claims Appeals Procedures. If a Claimant’s claim made pursuant to Section 5.12(a) is denied and he wants a review, he must apply to the Committee or its designee in writing. That application can include any arguments, written comments, documents, records, and other information relating to the claim for benefits. In addition, the Claimant is entitled to receive on request and free of charge reasonable access to and copies of all information relevant to the claim. For this purpose, “relevant” means information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan’s administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations. The review must take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination. The Claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Committee or its designee can schedule any meeting with the Claimant or his representative that it finds necessary or appropriate to complete its review.
This Section 5.12 does not apply in connection with determinations as to whether a Participant or former Participant has incurred a Disability. Rather, such determinations shall be subject to the procedures specified in Section 5.13.

5.13 Disability Benefit Claims Procedure.
(a) Disability Benefit Initial Determination Procedure. In the case of a claim for Disability benefits, the Claimant should submit a claim to the office designated by the Committee to receive claims. Under normal circumstances, the Claimant shall be notified of any Disability claims denial (wholly or partially) within 45 days after receipt of the claim.
The initial 45-day Disability claims determination period may be extended by a period not to exceed an additional 30 days, if it is determined that such extension is necessary due to matters beyond the control of the Committee or its designee. If the initial Disability claims determination period is extended, the Claimant shall, prior to the expiration of the initial 45 day Disability claims determination period, be notified in writing of the extension and of the circumstances requiring the extension of the Disability claims determination period.
If, prior to the end of the first 30-day extension, it is determined that, due to matters beyond the control of the Plan, a decision cannot be rendered within the extension period, the Disability claims determination period may be extended for an additional 30 days, provided that, prior to the expiration of the first 30-day extension period, the Claimant is notified in writing of the circumstances requiring the extension and the date on which the Plan expects to render a decision. In the case of any notice extending the Disability claims determination period, the notice must be in writing and shall specifically explain the standards on which the entitlement to a benefit is based; the unresolved issues that prevent a determination on a claim; additional information that is needed to resolve those issues; and, if additional information is required from the Claimant, a statement as to the amount of time the Claimant has to supply that information.
Calculation of Time Periods. The period of time within which a Disability benefit determination is required to be made shall begin on that date the claim is filed in accordance with this Section, without regard to whether all the information necessary to make the Disability benefits determination accompanies the filing. In the event the Disability claims determination period is extended due to the Claimant’s failure to submit information necessary to such determination, the Disability claims determination period shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information. The Claimant shall be afforded at least 45 days from receipt of the notice of extension to provide the specified information. If the Claimant fails to supply the specified information within the 45-day period, the claim determination process shall continue and the specified information shall be deemed not to exist.
(b) Disability Claims Appeal Procedure. If a Claimant’s claim for a Disability benefit is denied (in whole or in part), he is entitled to a full and fair review of that denial. A full and fair review of a Disability benefit claim denial shall provide the Claimant with 180 days from the receipt of any adverse claim determination to appeal the denial. If the Claimant does not file an appeal within 180 days of the adverse claim determination, such denial becomes final.

Under the full and fair review, the Claimant shall be afforded an opportunity to submit written comments, documents, records, and other information relating to the claim for benefits to the reviewing fiduciary. The Claimant shall be entitled to receive upon request and free of charge reasonable access to and copies of all information relevant to the claim. For purposes of a Disability benefit claim denial, the term “relevant” shall mean information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan’s administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations. For this purpose, the term “relevant” shall also include a statement of policy or guidance with respect to the Plan concerning the Disability benefit for the diagnoses of the Claimant, without regard to whether such advice or statement was relied upon in making the claims determination. The review of a benefit claim denial shall not afford any deference to the initial adverse claim determination.
The review of the Disability claims denial shall be conducted by the appropriate named fiduciary who is neither the named fiduciary who made the initial adverse claim determination nor subordinate to such individual.
In reviewing a denial of a claim for a Disability benefit, in which the denial was based in whole or in part on medical judgment, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The health care professional consulted upon review of an adverse benefit claim denial shall be neither the health care professional that was consulted in connection with the adverse benefit determination that is the subject of the appeal nor a subordinate of any such individual. The reviewing fiduciary shall provide the identification of the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with Claimant’s Disability benefit claim denial, without regard as to whether the advice was relied upon in making the benefit determination.
The appropriate reviewing fiduciary must take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard as to whether the information was submitted or considered in the initial benefit determination. The Claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The reviewing fiduciary can schedule any meeting with the Claimant or his representative that it finds necessary or appropriate to complete its review.
If a timely request is made, the reviewing fiduciary shall notify the Claimant of the determination upon appeal within 45 days after receipt of the request for review (without regard to whether all the information necessary to make the benefit determination accompanies the filing). The reviewing fiduciary retains the authority to unilaterally extend the initial 45-day review period by a period not to exceed an additional 45 days, if the fiduciary determines that special circumstances exist requiring additional time for reviewing the claim. If the initial review period is extended by the unilateral action of the appropriate reviewing fiduciary, the fiduciary shall, prior to the expiration of the initial 45 day review period, notify the Claimant in writing of the extension. The written notice of extension shall identify the special circumstances necessitating the extension and provide the anticipated date by which the Plan expects to render the determination on review.
Calculation of Time Periods Upon Appeal. The period of time within which a determination on a Disability claims appeal is required to be made shall begin on that date the appeal is filed in accordance with this Section, without regard to whether all the information necessary to make the Disability benefits determination accompanies the filing. In the event the Disability claims review period is extended due to the Claimant’s failure to submit information necessary to such determination, the Disability claims review period shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information. The Claimant shall be afforded at least 45 days from receipt of the notice of extension to provide the requested information. If the Claimant fails to supply the requested information within the 45-day period, the claims review process shall continue and the specified information shall be deemed not to exist.
The reviewing fiduciary shall provide the Claimant with a written notice of the Plan’s benefit determination upon review. The notice shall set forth the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits, and a statement of the Claimant’s right to bring an action under section 502(a) of ERISA. The notice shall also include the following statement,
”You and the Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.
If a decision is not given to the Claimant within the review period, the claim is treated as if it were denied on the last day of the review period.
The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the reviewing fiduciary must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the reviewing fiduciary notifies the Claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. The written notice must indicate the circumstances necessitating the extension and the anticipated date for the final decision. All decisions of the reviewing fiduciary must be in writing and must include the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits, and a statement of the Claimant’s right to bring an action under section 502(a) of ERISA. If a decision is not given to the Claimant within the review period, the claim is treated as if it were denied on the last day of the review period.
8. Section 6.03 and 6.04 of the Plan shall be renumbered Section 6.04 and 6.05, respectively, and Article VI of the Plan shall be amended by adding thereto the following new Section 6.03 to provide as follows:
6.03 In-Service Distributions for Participants Who Have Attained Age 59 1/2. Prior to his Separation From Service, a Participant who is at least age 59 1/2 is entitled to withdraw all or any portion of any amounts in his Salary Deferral Contribution Account or his Catch-up Salary Deferral Contribution Account.

IN WITNESS WHEREOF, the Sponsor has caused this Agreement to be executed on the 20th day of June, 2006.

QUANEX CORPORATION
By:	/s/ Kevin P. Delaney
Title:	Senior Vice President — General Counsel
and Secretary